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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 15, 1999, relating to the financial statements of Team Communications Group, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus.


/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
Santa Monica, California
December 13, 1999